Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Verona Pharma Plc of our report dated February 27, 2020 relating to the financial statements, which appears in Verona Pharma Plc’s Annual Report on Form 20-F for the year ended December 31, 2019.

/s/ PricewaterhouseCoopers LLP
Reading, United Kingdom
August 20, 2020